UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2015

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, MA 02451	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of OvaScience, Inc. (the “Company”) approved an increase in Jeffrey Young’s annual base salary from $315,000 to $380,000 and increased Mr. Young’s target annual cash bonus amount from 35% to 50% of annual salary. On December 3, 2015, the Board of Directors, upon the recommendation of the Compensation Committee, granted Mr. Young a restricted stock unit representing the right to receive 50,000 shares of Common Stock, which will vest over four years, 25% of which will vest on December 3, 2016 and 6.25% of the shares will vest each quarter thereafter.

Item 8.01.  Other Events

On December 7, 2015, the Company issued a press release announcing that the Company achieved its 2015 goals for the OvaPrime and OvaTure fertility treatments.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1        Press Release dated December 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: December 7, 2015	/s/ Jeffrey Young
Jeffrey Young
Chief Financial Officer